EXHIBIT 2: CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS DATED AS OF
           AUGUST 7, 2000.


                              TAUBER & BALSER, P.C.
                          Certified Public Accountants
                            3340 Peachtree Road, N.E.
                                    Suite 250
                                Atlanta, GA 30326





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference of our report dated August 7, 2000 on the unaudited financial statements of MyFavoriteShoe.com, Inc. included in the August 7, 2000 Form 8-K/A for zebramart.com, Inc.


/s/ Tauber & Balser, P.C.
-------------------------
Tauber & Balser, P.C.
Atlanta, Georgia
August 7, 2000


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